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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
CUISINE SOLUTIONS, INC.:


We consent to the incorporation by reference in the registration statements, (Nos. 33-60614 and 33-60616) on Form S-8 of Cuisine Solutions, Inc. of our report dated September 15, 2000, relating to the consolidated balance sheet of Cuisine Solutions, Inc. and subsidiaries as of June 24, 2000, and the related consolidated statement of operations, changes in stockholders' equity, and cash flows for the year then ended, and related schedule, which report appears in the June 24, 2000 annual report on Form 10-K of Cuisine Solutions, Inc..




Vienna, Virginia                                   Grant Thornton LLP
September 15, 2000